SUB-ITEM 77Q1(A)

Amendments to Declaration of Trust and Revised Appendix to By-Laws

Amendments, dated May 9, 2017, to the Amended and Restated Declaration of Trust, of MFS Series Trust IX, dated December 16, 2004, as amended, are contained in Post-Effective Amendment No. 100 to the Registration Statement of MFS Series Trust IX (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on August 25, 2017, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.

Appendix A, dated October 19, 2017 to the Master Amended and Restated By-Laws for MFS Series Trust IX, dated January 1, 2002 as revised through May 2, 2016, is contained in Post-Effective Amendment No. 59 to the Registration Statement of MFS Series Trust VII (File Nos. 2-68918 and 811-3090), as filed with the Securities and Exchange Commission via EDGAR on November 27, 2017, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.